Nuveen New York AMT-Free Quality Municipal Income Fund N-2ASR

Exhibit 99.(s)

Calculation of Filing Fee Tables Form

N-2

(Form Type)

Nuveen New York AMT-Free Quality Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities(1)(2)
Fees to Be Paid	Equity	Common Shares, $0.01 par value per share, and Preferred Shares	456(b) and 457(r)	—	—	—	—	—	—	—	—	—
	Other	Rights to purchase Common Shares(3)	—	—	—	—	—	—	—	—	—	—
	Unallocated (Universal) Shelf	N/A	456(b) and 457(r)	—	—	—	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Shares, $0.01 par value per share, and Preferred Shares	—	—	—	—	—	—	—	—	—	—
	Other	Rights to purchase Common Shares(3)	—	—	—	—	—	—	—	—	—	—
	Unallocated (Universal) Shelf	N/A	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)	An An indeterminate number of common shares, preferred shares and subscription rights to purchase common shares are being registered as may from time to time be offered, on an immediate, continuous or delayed basis, at indeterminate prices.
(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.
(3)	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase common shares, including any shares issued pursuant to an over-subscription privilege or a secondary over subscription privilege, will be shares registered under this Registration Statement.

– N/A N/A

See Note 1.